Exhibit 10.2

Our Ref. : CMD-0132021082000002693 9-841(849)-9496

To : E I L Company Limited

Address Unit A, 17/F,
Mai Wah Industrial Building,
1-7 Wah Sing Street,
Kwai Chung, New Territories,
Hong Kong

Date : 21 January 2022

Dear Sirs

Re : General Banking Facilities

We, **Bank of Communications (Hong Kong) Limited** (the "**Bank**"), are pleased to grant the following facilities (the "**Facilities**") to you subject to the Bank's Terms and Conditions for Banking Facilities (v. Oct 2021) (as amended by the Bank from time to time) and the terms stated below. Terms defined in our Terms and Conditions for Banking Facilities have the same meaning in this letter.

1. Facilities

1.1 General Banking Facilities

Type(s) of Facility	Facility Limit(s)	Sub-allocation(s), if applicable
1. Combined Facility - *individual Facility available as below:*	HKD8,000,000.00	
(i) Overdraft ("**OD**") Facility		• (HKD4,500,000.00)
(ii) Uncommitted Revolving Loan ("**RL**") Facility		• (HKD8,000,000.00)
Total Facility Limit:	HKD8,000,000.00	

Notes:

1. The aggregate amounts outstanding under Facilities 1(i) and 1(ii) shall not at any time exceed HKD8,000,000.00.
2. The aggregate amounts outstanding under all sub-allocations shall not at any time exceed the Facility Limit to which the sub-allocations relate.
3. The aggregate amounts outstanding under all Facilities shall not at any time exceed the Total Facility Limit.

Our Ref. : CMD-01320210820000026939-841(849)-9496

To : E I L Company Limited

2. Pricing and Conditions

1.	Overdraft Facility (against charged deposits)	Interest: (i) 1.5% p.a. over overnight HIBOR or (ii) 1% p.a. above the deposit rate for the charged deposits (whichever is higher), payable monthly in arrears, and if HIBOR is less than zero, HIBOR shall be deemed to be zero. Condition(s): (a) all amounts borrowed under the Facility shall first be applied towards refinancing in full the existing indebtedness of the overdraft facility owed by you to Bank of Communications Co., Ltd. Hong Kong Branch and thereafter towards financing your general corporate funding requirements.
2.	Uncommitted Revolving Loan Facility	Condition(s) : (a) **Purpose** : all amounts borrowed under the Facility shall first be applied towards refinancing in full the existing indebtedness of the revolving loan facility owed by you to Bank of Communications Co., Ltd. Hong Kong Branch and thereafter towards for purchasing goods from suppliers. (b) Copies of the invoices or other relevant supporting documents in form and substance acceptable to the Bank shall be delivered to the Bank together with the Utilization Request. The Utilization proceeds shall be remitted by the Bank directly to the suppliers. (c) **Availability Period** : from the date of accepting this letter to and including the date falling one week before the Final Maturity Date (**"Availability Period"**). (d) The Uncommitted Revolving Loan Facility shall be drawn in Hong Kong Dollars (HKD). Each Utilization Request shall be delivered to the Bank at least 1 Business Day prior to the proposed Utilization Date. (e) Each revolving advance shall be in a minimum amount of HKD500,000.00. (f) **Interest Period** : You may select an Interest Period for each revolving advance of 1, 2 or 3 month(s) or any other period agreed between you and the Bank. (g) **Interest Rate** : at the higher of (i) 2.25% p.a. over HIBOR and (ii) 1% p.a. over the deposit rate for the charged deposit, and if HIBOR is less than zero, HIBOR shall be deemed to be zero. (h) **Default Interest Rate** : at 4.25% p.a. over the Bank's HKD Best Lending Rate. (i) **Repayment** : Principal and interest of each revolving advance shall be repaid on the last day of each Interest Period. Revolving advances repaid can be re-borrowed on a revolving basis during the Availability Period subject to the provisions of this letter.

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	(j) **Final Maturity** : All outstanding principal, accrued interests and any other monies owing under the Uncommitted Revolving Loan Facility shall be repaid in full on the date of review of Uncommitted Revolving Loan Facility as notified to you from time to time (the **"Final Maturity Date"**). (k) **Prepayment** : Prepayment in whole or in part is allowed subject to one Business Day's prior written notice to the Bank and subject to any break costs, without penalty or premium. Prepayment shall be made in a minimum amount of HKD500,000.00. Revolving advances prepaid can be re-borrowed within the Availability Period subject to the provisions of this letter. (l) These are uncommitted Facilities and available commitments may be cancelled by the Bank at any time.

3. Conditions Precedent / Securities

3.1 Availability and continuation of the Facilities shall be at the absolute discretion of the Bank and subject to the Bank's receipt in form and substance satisfactory to it of the following documents and evidence :

(a) A certified extract of board resolutions (and shareholders' resolutions if required) from you and (if applicable) the Obligors.
(b) A Deed of Charge Over Deposit(s) executed by you over account number 382849103125803 for an amount of not less than HKD4,500,000.00.
(c) A personal guarantee duly executed by Kong Wai On Ronnie (HKID No. E740164(0)) for an unlimited amount.
(d) Copy, certified by a director as being a true and up-to-date copy, of the following documents of you :-
- Certificate of Incorporation
- Certificate of Incorporation on change of name (if any)
- Current Business Registration Certificate (if any)
- Constitutional documents such as Memorandum and Articles of Association

(e) Such other documents and approvals as the Bank may request.

4. Covenants

4.1 You hereby confirm that the Bank has been supplied with an up-to-date copy of the constitutional documents and confirm the continuous validity thereof.

4.2 You hereby undertake :
(a) to channel your settlement payments through the Bank for an amount of not less than HKD16,000,000.00 annually; and
(b) to ensure that at all times you shall comply with the following financial covenants :
(i) the tangible net worth shall greater than HKD12,000,000.00; and
(ii) the net profit shall greater than HKD10,000,000.00.

5. Other Terms and Conditions

5.1 Notwithstanding any other terms and conditions, the Bank reserves its overriding right at any time with immediate effect to cancel or vary the Facilities, demand immediate repayment of all outstanding amounts and

require provision of immediate cash cover (in the amount notified by the Bank) for any future or contingent liabilities.

6. Review

6.1 The Facilities are subject to the Bank's review on or before on the date falling 6 months from the date of accepting this letter or 17 June 2022, whichever is earlier, or at such other times as the Bank deems fit.

Our Ref. : CMD-01320210820000026939-841(849)-9496

To : E I L Company Limited

Please signify your acceptance of this offer by signing and returning to the Bank the duplicate copy of this letter within 30 days from the date of this letter, failing which this offer shall automatically lapse. Further, if the above conditions precedent have not been satisfied within 30 days from your acceptance of this offer, the Facilities will not be available or may be subject to changes.

We assure you of our best services at all times.

Yours faithfully,
For **Bank of Communications (Hong Kong) Limited**

....
Authorized Signature(s)

After careful consideration of this letter, we accept the Facilities and agree to be bound by the terms and conditions referred to herein.

For and on behalf of
E I L Company Limited

x Ronni .... x Natalie

Name:

Title:

Date :

....
Witness:

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Our Ref. : CMD-0132021082000026939-841(849)-9496

To : E I L Company Limited

To: Bank of Communications (Hong Kong) Limited

I/We agree and confirm that my/our guarantee(s) and/or security document(s) shall secure, amongst others, each Borrower's obligations and liabilities under the above Facilities and/or under the terms and conditions of this letter (whether existing or new, and as varied or amended by you from time to time) and continue to be in full force and effect, and I/we agree to be bound by your Terms and Conditions for Banking Facilities (as varied or amended by you from time to time):-

x Ronnie

....

Kong Wai On Ronnie
Date:

....
Witness: